Exhibit 16.1
November 20, 2007
U.S. Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, NE
Washington, DC 20549
Re: Utix Group, Inc.
Dear Sir or Madam:
We have read Item 4.01 of Form 8-K/A of Utix Group, Inc. dated November 20, 2007 that amends Form 8-K filed August 3, 2007, and agree with the statements concerning our Firm contained therein.
Very truly yours,
VITALE, CATURANO & COMPANY, LTD.